EXHIBIT 12



                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Millions of Dollars Except Ratio)



                                                             Three Months Ended
                                                                  April 4, 1999
                                                             -------------------
EARNINGS:

Earnings from continuing operations before income taxes                   $57.7
Interest expense                                                           30.2
Portion of rent expense representative of an interest factor                6.7
                                                                        --------

Adjusted earnings from continuing operations before taxes
   and fixed charges                                                      $94.6
                                                                        ========

FIXED CHARGES:

Interest expense                                                          $30.2
Portion of rent expense representative of an interest factor                6.7
                                                                        --------

Total fixed charges                                                       $36.9
                                                                        ========

RATIO OF EARNINGS TO FIXED CHARGES                                         2.56
                                                                        ========